Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
ARM HOLDINGS PLC
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type		Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	(1)	Ordinary Shares, nominal value £0.001 per share, represented by American depositary shares, issuable under the Omnibus Incentive Plan and the ESPP	Rule 457(h)	8,452,110	$126.28	$1,067,332,450.80	.00015310	$163,408.60
Total Offering Amounts						$1,067,332,450.80		$163,408.60
Total Fee Offsets								—
Net Fee Due								$163,408.60

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement on Form S-8 (the “Registration Statement”) covers any additional ordinary shares, nominal value £0.001 per share (“Ordinary Shares”), of Arm Holdings plc (the “Registrant”), represented by American depositary shares (“ADSs”), that become issuable under the Arm Holdings plc 2023 Omnibus Incentive Plan with the Non-Employee Sub-Plan and the France and Israel Sub-Plans (as amended, the “Omnibus Incentive Plan”) and the Arm Holdings plc 2024 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares.
The price set forth under the column titled “Proposed Maximum Offering Price Per Unit” is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based on the average of the high and low prices per ADS of the Registrant as reported on the Nasdaq Global Select Market on May 23, 2025, of $126.28.
The Ordinary Shares that may be issued pursuant to the Registration Statement may be represented by ADSs each of which represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-274128).
The number of Ordinary Shares under the column “Amount Registered” represents the aggregate number of Ordinary Shares (or ADSs representing Ordinary Shares) that may be issued or sold and issued under the Omnibus Incentive Plan and the ESPP, respectively, pursuant to the Registration Statement.